UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2023

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458	02458-1634
(Address of principal executive offices)	(Zip Code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol	Name of exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us,” “our,” or “our Company” refer to Seven Hills Realty Trust.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2023, Ms. Phyllis M. Hollis resigned as an Independent Trustee of our Board of Trustees, or our Board, effective immediately. Ms. Hollis advised our Board that the reason for her resignation was not the result of any disagreement with us, our management or our Board on any matter relating to our operations, policies or practices. Following Ms. Hollis’s resignation, our Board reduced its size from seven to six Trustees.

On September 26, 2023, our Board appointed Fernando Diaz as our Chief Financial Officer and Treasurer, effective October 1, 2023.

Mr. Diaz, age 55, is a vice president of The RMR Group LLC (“RMR”), responsible for credit risk and business analytics. Mr. Diaz has over 15 years of experience as a securities analyst and portfolio manager. Prior to the Trust’s deregistration as an investment company, which was effective on January 5, 2021, he served as president and senior portfolio manager of the Trust from 2015 to January 2021 and as a vice president and portfolio manager of the Trust from 2007 to 2015. Prior to joining RMR in 2007, Mr. Diaz was a senior real estate investment trust (“REIT”) analyst and assistant portfolio manager with GID Securities, LLC and a senior REIT analyst and assistant portfolio manager with State Street Global Advisors/The Tuckerman Group. Mr. Diaz earned a bachelor’s degree in Mechanical Engineering from Northeastern University and a Master of Business Administration in Finance from Bentley University. Mr. Diaz holds the Chartered Financial Analyst designation and is a member of the CFA Society Boston.

Mr. Diaz has advised us that he has no arrangements or understandings with any other person pursuant to which he was appointed Chief Financial Officer and Treasurer, and, except as set forth below, Mr. Diaz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Diaz does not have a family relationship with any member of our Board or any of our executive officers.

Mr. Diaz will replace Tiffany R. Sy, who resigned as our Chief Financial Officer and Treasurer, effective September 30, 2023.

Contemporaneously with the effectiveness of Mr. Diaz’s appointment as our Chief Financial Officer and Treasurer, we expect to enter into an indemnification agreement with Mr. Diaz on substantially the same terms as the indemnification agreements we previously entered into with our other executive officers. A form of this indemnification agreement that we have entered into with our Trustees and executive officers is available at Exhibit 10.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, which form is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ Thomas J. Lorenzini
Name:	Thomas J. Lorenzini
Title:	President

Date:   September 26, 2023